INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 2-33043 on Form N-1A of Oppenheimer Equity Income Fund of our report dated September 22, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOURCH LLP

Denver, Colorado
December  21, 1998